Exhibit 99.1

Boston Omaha Corporation Signs Definitive Agreement to Sell its General Indemnity Surety Insurance Unit to CopperPoint Insurance Company

Omaha, Nebraska--May 18, 2026 - (BUSINESS WIRE) Boston Omaha Corporation (NYSE:BOC) (“Boston Omaha” or the “Company”) today announced that it has entered into a definitive Securities Purchase Agreement (the “SPA”) to sell its surety insurance business, operated by General Indemnity Group, LLC (“GIG”), to CopperPoint Insurance Company (“CopperPoint”). The transaction is structured as an all-cash transaction under which CopperPoint will acquire all of the outstanding equity interests of GIG.

GIG operates its surety insurance business through its two wholly owned subsidiaries: United Casualty & Surety Insurance Company (“UCS”) and surety placement platform BOSS Bonds. In addition, the acquisition includes SuretyBonds.Market, a proprietary technology platform developed by GIG. The transaction is expected to close prior to year-end 2026, pending receipt of required regulatory approvals, including approvals by the Nebraska Department of Insurance and the fulfillment of other customary closing conditions. CopperPoint, based in Phoenix, Arizona, is a specialty insurance company with expertise in workers’ compensation and an expanding multiline property & casualty offering. Founded in 1925 as the Arizona Workers' Compensation state fund, CopperPoint became a mutual company in 2013. The company and all of its subsidiaries are rated A (Excellent) by AM Best.

Adam K. Peterson, Boston Omaha’s President and Chief Executive Officer, noted that “We invested in the surety insurance business in 2016, acquiring UCS at a time when it was licensed to sell surety bonds exclusively in Massachusetts and a small subset of other states in the eastern United States. Over the last ten years, GIG has grown significantly, with UCS now licensed in all 50 states and the District of Columbia. In addition, during this time, our BOSS Bonds acquired a number of specialty surety brokerage firms and, along with our technology portal, serves the needs of commercial and contractual surety customers throughout the United States.” For the fiscal year ended December 31, 2025, GIG reported total revenues of $27.2 million. Mr. Peterson continued, “We greatly appreciate the leadership of Dave Herman and Bob Thomas in managing the revenue growth, expanding the scope of the surety business and building out our technology portal for brokers over the last several years. We believe that the GIG team and capabilities combined with CopperPoint’s scale, financial strength, and excellent reputation will position the surety insurance business for continued growth in the future.”

Further information regarding the proposed sale transaction, including a copy of the SPA, is available on a Form 8-K filed by Boston Omaha today with the U.S. Securities and Exchange Commission. The Form 8-K is available at both www.sec.gov and on Boston Omaha’s website at www.bostonomaha.com.

Proceeds from the sale will be held as cash and cash equivalents at Boston Omaha, to be deployed into opportunities as they come about, whether that is within our current business interests, new investments, and/or share repurchases.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services; the proposed sale being completed on a timely basis, if at all, regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; the failure to satisfy other closing conditions or the occurrence of events that could give rise to termination of the agreement the incurrence of unexpected costs, liabilities or expenses, including transaction, separation or tax-related costs; the ability of the buyer to complete the transaction; the competitive nature of the industries in which we conduct our business; general business and economic conditions; our ability to acquire suitable businesses; our ability to successfully integrate acquired businesses; the effect of a loss of, or financial distress of, any reinsurance company which reinsures the Company’s insurance operations; the risks associated with our investments in both publicly traded securities and privately held businesses; our history of losses and ability to maintain profitability in the future; the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations; and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2025, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company, and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Our investor relations website, https://investor.bostonomaha.com, serves as a comprehensive resource for investors. We strongly encourage its use for easy access to information about the Company. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Boston Omaha Corporation
Josh Weisenburger, 402-210-2633
contact@bostonomaha.com

Source: Boston Omaha Corporation

2